UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Third Supplemental Indenture

On November 24, 2009, GenCorp Inc., an Ohio corporation (the “Company”), Easton Development Company, LLC, a California limited liability company (the “New Subsidiary Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. and successor to The Bank of New York), a national banking association organized under the laws of the United States of America (the “Trustee”), entered into a supplemental indenture (the “Third Supplemental Indenture”) to amend the Indenture dated as of August 11, 2003, by and among the Company, as issuer, the guarantors party thereto, and the Trustee, as amended by the First Supplemental Indenture dated October 29, 2004 and the Second Supplemental Indenture dated as of June 27, 2006, governing the Company’s 9½% Senior Subordinated Notes due 2013 (as amended, the “Indenture”).  The Third Supplemental Indenture amended the Indenture to add the New Subsidiary Guarantor as a guarantor party to the Indenture.

Joinder Agreement

On November 24, 2009, the Company, the New Subsidiary Guarantor, and Wachovia Bank, National Association, in its capacity as administrative agent (the “Administrative Agent”) under the Amended and Restated Credit Agreement, dated as of June 21, 2007 (as amended, restated, amended and restated or otherwise modified, the “Credit Agreement”), by and among the Company, as borrower, the guarantors party thereto, the lenders from time to time party thereto, and the Administrative Agent, entered into a joinder agreement (the “Joinder Agreement”) to add the New Subsidiary Guarantor as a guarantor party to the Credit Agreement.

The foregoing description of the Third Supplemental Indenture and Joinder Agreement  does not purport to be complete and is qualified in its entirety by reference to the text of the applicable agreements, each of which is included as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Third Supplemental Indenture dated as of November 24, 2009, by and among GenCorp Inc., Easton Development Company, LLC, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. and successor to The Bank of New York), to the Indenture dated as of August 11, 2003, as amended, between GenCorp Inc. as Issuer, the Guarantors party thereto as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.2
Joinder Agreement dated as of November 24, 2009, by and among GenCorp Inc., Easton Development Company, LLC, and Wachovia Bank, National Association, a national banking association, as Administrative Agent in its capacity as administrative agent under the Amended Credit Agreement dated as of June 27, 2006, among GenCorp Inc., as the Borrower, each of those Material Domestic Subsidiaries of the Borrower identified as a ‘Guarantor’ on the signature pages thereto and Wachovia Bank, National Association, a national banking association, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By:	/s/ Kathleen E. Redd
Name:	Kathleen E. Redd
Title:	Vice President, Chief Financial Officer and Secretary

Dated: November 30, 2009

Exhibit Index

Exhibit No.	Description
10.1
Third Supplemental Indenture dated as of November 24, 2009, by and among GenCorp Inc., Easton Development Company, LLC, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. and successor to The Bank of New York), to the Indenture dated as of August 11, 2003, as amended, between GenCorp Inc. as Issuer, the Guarantors party thereto as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.2
Joinder Agreement dated as of November 24, 2009, by and among GenCorp Inc., Easton Development Company, LLC, and Wachovia Bank, National Association, a national banking association, as Administrative Agent in its capacity as administrative agent under the Amended Credit Agreement dated as of June 27, 2006, among GenCorp Inc., as the Borrower, each of those Material Domestic Subsidiaries of the Borrower identified as a ‘Guarantor’ on the signature pages thereto and Wachovia Bank, National Association, a national banking association, as Administrative Agent.